[GRAPHIC OMITTED]   NOBILITY HOMES, INC.
                    ------------------------------------------------------------
                         Controlling Our Future through Vertical Integration


                      NOBILITY HOMES, INC. ANNOUNCES SALES
                     AND EARNINGS FOR ITS FIRST QUARTER 2006

         Ocala, FL...March 9, 2006 NOBILITY HOMES, INC. (NASDAQ-NMS SYMBOL NOBH) today announced sales and earnings results for its first quarter ended February 4, 2006. Sales for the first quarter of fiscal 2006 were up 19% to $13,750,595 as compared to $11,511,134 recorded in first quarter of 2005. Income from operations for fiscal year 2006 was up 38% to $1,958,917 versus $1,418,563 in the same period a year ago. Net income after taxes was up 39% to $1,490,437 as compared to $1,072,780 last year. Diluted earnings per share for the first quarter increased 38% to $0.36 per share compared to $0.26 per share last year.
         Nobility's financial position continued to improve during the first quarter of 2006 and remains very strong with cash and cash equivalents, short and long-term investments of $24,601,677 and no outstanding debt. Working capital is $17,777,947 and our ratio of current assets to current liabilities is 3.2:1. Stockholders' equity increased to $37,356,723 and the book value per share of common stock increased to $9.20. The Company did not purchase any shares of its common stock during the first quarter of 2006, but is authorized by the Company's Board of Directors to purchase up to 100,000 shares of the Company's stock in the open market. The Board of Directors declared an annual cash dividend of $0.30 per common share for fiscal year 2005, an increase of 50% over the $.20 per share declared last fiscal year. The cash dividend was paid on January 13, 2006 to stockholders of record as of January 3, 2006.
         Terry Trexler, President stated, "First quarter sales of fiscal 2006, historically our weakest quarter, continued to be adversely impacted by the very competitive and difficult environment in the manufacturing housing industry. First quarter sales of fiscal year 2006, although a strong sales quarter for our retail organization, were adversely impacted by the volatile pricing in lumber, OSB, sheetrock, steel and oil related products and services. Overall, most construction materials, including materials used in the set-up of our homes, have increased or fluctuated widely in price over the past year with little price stability in sight. Nobility continues to out-perform the industry, however in the near term we anticipate continued pressure on both sales and earnings resulting from these factors. Management remains optimistic for fiscal 2006, convinced that our specific geographic market is one of the best long-term growth areas in the country and because of the strong operating leverage inherent in the Company. With an improving economy, declining unemployment claims, and increasing but still low interest rates in 2006, management expects the demand for our homes to grow. Increased demand should also result from building replacement homes from the hurricanes in autumn of 2004. The Company is well positioned to capitalize on the demand in the future by controlling the retail distribution, financing, and insuring of our homes and by being financially sound to take advantage of opportunities as they develop."
         Nobility Homes, Inc. has specialized for the past 38 years in the design and production of quality, affordable manufactured homes at its two plants located in central Florida. With nineteen Company retail sales centers, a finance company joint venture, and an insurance subsidiary, Nobility is the only vertically integrated manufactured home company headquartered in Florida.

         MANAGEMENT WILL HOLD A CONFERENCE CALL ON THURSDAY, March 9, 2006 AT 4:30 PM EASTERN TIME. TO PARTICIPATE, PLEASE DIAL 800-311-6662. THE PASSCODE FOR THE CALL IS 9028274. YOU MAY ALSO ACCESS THE CALL AT www.nobilityhomes.com OR http://phx.corporate-ir.net/playerlink.zhtml?c=60939&s=wm&e=1226762

Certain statements in this report are forward-looking statements within the meaning of the federal securities laws, including our statement that working capital requirements will be met with internal sources. Although Nobility believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, there are risks and uncertainties that may cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, competitive pricing pressures at both the wholesale and retail levels, increasing material costs, continued excess retail inventory, increase in repossessions, changes in market demand, changes in interest rates, availability of financing for retail and wholesale purchasers, consumer confidence, adverse weather conditions that reduce sales at retail centers, the risk of manufacturing plant shutdowns due to storms or other factors, the impact of marketing and cost-management programs, reliance on the Florida economy, impact of labor shortage, impact of materials shortage, increasing labor cost, cyclical nature of the manufactured housing industry, impact of rising fuel costs, catastrophic events impacting insurance costs, availability of insurance coverage for various risks to Nobility, market demographics, management's ability to attract and retain executive officers and key personnel, increased global tensions, market disruptions resulting from terrorist or other attack and any armed conflict involving the United States and the impact of inflation.

                                         NOBILITY HOMES, INC.
                                     CONSOLIDATED BALANCE SHEETS

                                                                                      February 4,          November 5,
                                                                                          2006                2005
                                                                                    -----------------    ----------------
                                                                                      (Unaudited)
Assets
Current Assets:
      Cash and cash equivalents                                                     $ 12,382,331         $  14,368,183
      Short-term investments                                                             418,394               414,526
      Accounts receivable - trade                                                        430,860               250,376
      Inventories                                                                     11,389,545             9,549,486
      Prepaid income taxes                                                                     -               248,958
      Prepaid expenses and other current assets                                          867,469               484,109
      Deferred income taxes                                                              224,085               225,245
                                                                                     -----------          ------------

           Total current assets                                                       25,712,684            25,540,883

Property, plant and equipment, net                                                     3,869,075             3,791,558
Long-term investments                                                                 11,800,952            11,833,065
Other investments                                                                      1,816,539             1,819,494
Other assets                                                                           2,094,362             2,071,862
                                                                                     -----------          ------------
           Total assets                                                             $ 45,293,612         $  45,056,862
                                                                                     ===========          ============

Liabilities and stockholders' equity Current liabilities:
      Accounts payable                                                              $  1,770,349         $   1,390,218
      Accrued compensation                                                               829,429             1,311,854
      Accrued expenses and other current liabilities                                   1,062,737             1,318,657
      Income taxes payable                                                               374,042                     -
      Customer deposits                                                                3,898,180             3,964,519
                                                                                     -----------          ------------
           Total current liabilities                                                   7,934,737             7,985,248

Deferred income taxes                                                                      2,152                 2,152
                                                                                     -----------          ------------
           Total liabilities                                                           7,936,889             7,987,400
                                                                                     -----------          ------------

Commitments and contingent liabilities

Stockholders' equity:
     Preferred stock, $.10 par value, 500,000 shares
         authorized; none issued and outstanding                                               -                     -
     Common stock, $.10 par value, 10,000,000 shares
         authorized;  5,364,907 shares issued and
         outstanding in 2006 and 2005                                                    536,491               536,491
     Additional paid in capital                                                        9,008,535             9,005,610
     Retained earnings                                                                35,369,281            35,096,462
     Accumulated other comprehensive income                                              176,735               174,027
     Less treasury stock at cost, 1,305,142 and
          1,306,182 shares, respectively, in 2006 and 2005                            (7,734,319)           (7,743,128)
                                                                                     -----------          ------------
           Total stockholders' equity                                                 37,356,723            37,069,462
                                                                                     -----------          ------------
           Total liabilities and stockholders' equity                               $ 45,293,612         $  45,056,862
                                                                                     ===========          ============

                                 NOBILITY HOMES, INC.
                          CONSOLIDATED STATEMENTS OF INCOME
                                    (Unaudited)

                                                                                Three Months Ended
                                                                                ------------------
                                                                           February 4,          February 5,
                                                                              2006                 2005
                                                                         -----------------    -----------------

Net sales                                                                 $  13,750,595         $ 11,511,134

Cost of goods sold                                                           (9,637,560)          (8,299,701)
                                                                           ------------          -----------

      Gross profit                                                            4,113,035            3,211,433

Selling, general and administrative expenses                                 (2,154,118)          (1,792,870)
                                                                           ------------          -----------

      Operating income                                                        1,958,917            1,418,563
                                                                           ------------          -----------

Other income:
    Interest income                                                             199,009              128,118
    Undistributed earnings in joint venture -  Majestic 21                      101,545               84,579
    Miscellaneous income                                                          3,966                1,520
                                                                           ------------          -----------
      Total other income                                                        304,520              214,217
                                                                           ------------          -----------

Income before provision for income taxes                                      2,263,437            1,632,780

Provision for income taxes                                                     (773,000)            (560,000)
                                                                           ------------          -----------

    Net income                                                                1,490,437            1,072,780

Other comprehensive income, net of tax:
    Unrealized investment gain                                                    2,708               26,650
                                                                           ------------          -----------

    Comprehensive income                                                  $   1,493,145         $  1,099,430
                                                                           ============          ===========

Weighted average number of shares outstanding
    Basic                                                                     4,059,025            4,034,994
    Diluted                                                                   4,155,131            4,147,145

Earnings per share
    Basic                                                                 $        0.37         $       0.27
    Diluted                                                               $        0.36         $       0.26

Cash dividends paid per common share                                      $        0.30         $       0.20